EXHIBIT 16.1

[EISNER LLP LETTERHEAD]                     Eisner LLP
                                            Accountants and Advisors

                                            750 Third Avenue
                                            New York, NY 10017-2703
                                            Tel 212.949.8700  Fax 212.891.4100
                                            www.eisnerllp.com

April 19, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of the Stone Arcade Acquisition Corporation Form 8-K/A, a copy of which the Registrant provided to us on April 19, 2006. We are in agreement with the statements regarding our firm. We have no basis to agree or disagree with respect to information regarding other accountants contained in
Item 4.01.

Very truly yours,

/s/ Eisner LLP

Eisner LLP